Exhibit 28(j)
Consent of Independent Registered Public Accounting Firm
To the Board of Trustees of the
Performance Funds Trust:
We consent to the use of our report dated July 22, 2009 for the Performance Funds Trust, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Disclosure of Portfolio Holdings Information”, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.
/s/ KPMG LLP
Columbus, Ohio
September 25, 2009